                                                                    EXHIBIT 23.4

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statement File No. 33-84496, Form S-8 Registration Statement File No. 33-69312, Form S-8 Registration Statement File No. 333-02167, and Form S-8 Registration Statement File No. 333-02179.


                                                      ARTHUR ANDERSEN LLP

Houston, Texas
March 28, 1997